CERTAIN IDENTIFIED INFORMATION, MARKED BY [**], HAS BEEN EXCLUDED FROM THIS AGREEMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

NUSCALE™ Power for all humankind

NuScale Doc ID: CO-177176
Page 1 of 4

TASK ORDER - FIRM AND FIXED PRICE

NuScale Address	1100 NE Circle Blvd., Suite 200 Corvallis, Oregon 97330			**SA No.**	CO-152971
Task POC	**Technical**	**Commercial**	**Quality Assurance**	**Task Order No.**	01
	[**]	[**]	[**]	**TO Rev No.**	00
Telephone	[**]	[**]	[**]	**SOW and Rev No.**	SW-146467 Rev 0
Fax	[**]	[**]	[**]	**Task Start Date**	20-Dec-2024
E-mail	[**]	[**]	[**]	**Task End Date**	30-Nov-2027

Supplier	Doosan Enerbility Co., Ltd.	**Contact Name**	[**]
Address	22, Doosan Volvo-ro, Seongsan-gu, Changwon-si, Gyeongsangnam-do, 51711, Republic of Korea	**Telephone**	[**]
		E-mail	[**]

Procurement Quality Classification	**Q** ☐	**S** ☐	**CG** ☐	**N** ☒	**Project**	**Cost Center**	**GL**	**WBS #**
					0269	2130	40640	70LLM.03.DOOS.MS
NuScale QA Review								
Approved ESL Location	22, Doosan Volvo-ro, Seongsan-gu, Changwon-si, Gyeongsangnam-do, 51711, Republic of Korea							
Approved ESL Satellite Location(s)	Not Applicable.							
Supplier Restriction(s)	None.							

Hereinafter, both NuScale Power, LLC ("NuScale") and Doosan Enerbility Co., Ltd. ("Supplier") referred to individually as "Party" or collectively as "Parties." In consideration of the agreements herein contained, Parties hereto contract and agree as follows:

TASK ORDER DOCUMENTS. This contract shall consist of this Task Order (CO-152971-TO 01), Supply Agreement (SA) CO-152971, Statement of Work (SOW) SW-146467 Revision 0, Engineering Report (ER) ER-153262 Revision 0, and the attachments, exhibits, drawings, specifications, and documents referred to therein, all of which by this reference are incorporated herein and made part of this contract.

This Task Order sets forth the entire contract between the Parties pertaining to the Work and supersedes all inquiries, proposals, agreements, negotiations and commitments whether written or oral, prior to the date of execution of this Task Order. This Task Order may be changed only by a written Task Order Revision executed by the Parties.

DESCRIPTION OF WORK. Except as otherwise expressly provided herein, Supplier shall supply all adequate, professional, and competent labor; consultation; supervision; software; tools; services; materials; equipment; installed and consumable materials; and each and every item of expense necessary for the performance of the services as further described in the aforementioned SOW, herein referred to as the Work.

The Work shall be performed in strict accordance with the aforementioned SOW.

DELIVERABLES. Deliverables shall be developed and submitted in accordance with the aforementioned SOW.

SCHEDULE. Supplier shall commence performance of the Work shortly after receiving written authorization from NuScale anytime after the Task Start Date, and Supplier is expected to complete the Work no later than the Task End Date as identified above. If necessary, any deviations from the schedule outlined in *Table 2*, regardless of the cause, shall be identified and communicated between Parties within a reasonable time followed by an action to formally document the updated schedule activities and/or other project relevant information via Task Order Revision. Specific milestone target completion dates are as identified in the aforementioned SOW or shall be communicated in writing by NuScale when available.

NuScale Confidential, Proprietary Class 3

NuScale Doc ID: CO-177176 Page 2 of 4 TASK ORDER - FIRM AND FIXED PRICE NuScale Confidential, Proprietary Class 3 QUALITY ASSURANCE. The Work shall be performed in accordance with the quality assurance requirements identified in the aforementioned SOW. SUSPENSION OF WORK. [**] COMMUNICATIONS. All communication pursuant to or in connection with this Task Order shall be identified by this Task Order number (CO-152971-TO 01) and shall be communicated as set forth below: COMMERCIAL COMMUNICATION. All communications that are commercial in nature shall be transmitted to the NuScale Contract Representative, [**]. TECHNICAL COMMUNICATION. All communications that are technical in nature shall be transmitted to the NuScale Subcontract Technical Lead (STL), [**]. QUALITY COMMUNICATION. All communications that are quality in nature shall be transmitted to the NuScale Quality Assurance Representative, [**] and copied to the NuScale Contract Representative. DELIVERABLE SUBMITTALS. All deliverables required by this Task Order shall be submitted in accordance with the aforementioned SOW. TASK ORDER PRICING. Supplier’s compensation for full and complete performance by Supplier of all the Work, compliance with all terms and conditions of this Task Order, and for Supplier’s payment of all obligations incurred in, or applicable to the performance of the Work shall not exceed the Firm-Fixed Price (FFP) established herein. Table 1 provides a breakdown of the FFP for the Work. Table 1 – Breakdown of Firm-Fixed Price for the Work: SOW Personnel Cost Equipment Cost Material Cost Supply Cost Other Direct Cost Indirect Cost Proposed Profit Total Material Procurement [**] [**] [**] [**] [**] [**] [**] [**] Except as expressly identified above, the pricing shall be firm for the duration of the Work and includes all Supplier’s costs, taxes, duties, insurance, license fees, expenses, overhead, and profit. All pricing shall include all costs associated with and relative to performing Work in accordance with all applicable local, state, and federal safety regulations, as well as NuScale’s health and safety, security, and environmental requirements. All pricing shall be in U.S. Dollars and such pricing is not subject to change in the event of fluctuation in the rate of exchange of any other currency against the U.S. Dollar. PRICING FOR CHANGES. NuScale may request, and Supplier shall provide, proposals for changes in Work (additions and deletions) which are priced, at NuScale’s option. Supplier has the responsibility to notify NuScale prior to incurring any costs above and beyond those costs represented in this Task Order. This notification shall be in writing transmitted to the NuScale Contract Representative identified herein. Any costs incurred prior to receiving approval from NuScale shall not be considered reimbursable by NuScale. All changes shall be incorporated in writing via a Task Order Revision executed between both Parties. Failure by Supplier to fully assess the Work, as required and described in this Task Order, shall not be accepted as a basis for variations to the Firm-Fixed Price for changes. TASK ORDER MATERIALS. Other than the Work associated with the aforementioned SOW, Supplier cannot use the materials associated with this Task Order for any other work without NuScale’s written consent. MILESTONE PAYMENT SCHEDULE. Payment terms shall be [**] and the Milestone Payment Schedule (Table 2) shall apply. Deliverables in Table 2 are listed in accordance with the aforementioned SOW. Table 2 – Milestone Payment Schedule

NUSCALE™
Power for all humankind

NuScale Doc ID: CO-177176
Page 3 of 4

TASK ORDER - FIRM AND FIXED PRICE

No	Milestone Description	Value	Target Completion Date	Estimated Payment Date
1	[**]	-----	[**]	-----
2	[**]	-----	[**]	-----
3	[**]	[**]	[**]	[**]
4	[**]	[**]	[**]	[**]
5	[**]	[**]	[**]	[**]
6	[**]	[**]	[**]	[**]
7	[**]	[**]	[**]	[**]
8	[**]	[**]	[**]	[**]
9	[**]	[**]	[**]	[**]
10	[**]	[**]	[**]	[**]

[3] [**]

INVOICING. Supplier shall invoice for Milestones in accordance with the Milestone Payment Schedule (*Table 2*) clearly identifying this contract (CO-152971-TO 01) and the applicable NuScale accepted deliverable(s) associated with each invoice as established by the SA. Invoices shall include all necessary backup required by the SA, including the following project coding:

Task Order:	CO-152971-TO 01
Project:	0269
CC:	2130
GL:	40645
WBS:	70LLM.03.DOOS.MS

Additional project coding may be provided following execution of this Task Order that Supplier will be asked to report costs against.

Please remit all invoicing to the following:

NuScale Power, LLC
1100 NE Circle Blvd., Suite 200
Corvallis, OR 97330
[**]

ACCRUALS. Supplier shall provide monthly accruals in accordance with the aforementioned SOW and SA, if applicable.

REPORTING. Supplier shall report progress in accordance with this Task Order, Supply Agreement and associated Amendments, and the agreed upon project schedule including the activities identified therein, if applicable.

TASK ORDER EXCEPTIONS. For the purposes of this Task Order (CO-152971-TO 01), and only this Task Order, in lieu of the insurance specified in Section 21 of the Supply Agreement (SA CO-152971), within [**] days following the execution of this Order, Supplier shall

NuScale Confidential, Proprietary Class 3

NuScale Doc ID: CO-177176 Page 4 of 4 TASK ORDER - FIRM AND FIXED PRICE NuScale Confidential, Proprietary Class 3 (i) provide written documentation in the form of a certificate of its insurer that it has named “NuScale Power, LLC” as additional insured, on [**], and (ii) provide a Letter of Guarantee for Insurance substantially in the form of such letter delivered by Supplier under the Master Services Agreement to NuScale on November 14, 2019, confirming Supplier’s guarantee of coverage of the liabilities described therein in relation to this Task Order. For the avoidance of doubt the coverage required in clauses (i) and (ii) above shall remain in effect for the duration of the performance of the Task Order. NTE FFP TASK ORDER PRICE $ [**] By signature below, it is expressly agreed that this Task Order is governed by the terms and conditions of the Supply Agreement referenced above including all associated attachments. The quantities stated herein represent an estimate and are not a guarantee that they will be used in whole or in part. The NTE Task Order Price shall not be exceeded without written revision to this Task Order. If Supplier exceeds this ceiling price, it does so at its own risk. If this Task Order is a revision, it will supersede all previous revisions. DOOSAN ENERBILITY CO., LTD. NUSCALE POWER, LLC Signed by /s/ Sehun Kim Signed by /s/ John Hopkins Printed Name Sehun Kim Printed Name John Hopkins Title Director, SMR Business Development Title Chief Executive Officer Date December 20, 2024 Date December 20, 2024